EXHIBIT 10.20

Portions of this agreement have been omitted and separately filed with the SEC with a request for confidential treatment. The location of those omissions have been noted by [**].

AMENDMENT TO DISTRIBUTON AGREEMENT

FOR FLUVIRAL™ (INFLUENZA VACCINE)

THIS AMENDMENT is entered into as of the October 2, 2006, by and between ID Biomedical Corporation (“IDB”) and Henry Schein, Inc. (“HSI”) (the “Amendment”).

WHEREAS, HSI and IDB have entered into a certain Distribution Agreement for Fluviral™ influenza vaccine as of December 2, 2004 (“Agreement”);

WHEREAS, in December 2005, IDB became a wholly-owned subsidiary of GlaxoSmithKline Inc, a wholly-owned subsidiary of GlaxoSmithKline plc and an Affiliate of SmithKline Beecham Corporation d/b/a GlaxoSmithKline (“GSK”);

WHEREAS, IDB has informed HSI that Marketing Authorization for Product in the Territory will not be received prior to April 1, 2006 and that the manufacture and delivery of some portion of the Product for the 2006/2007 Flu Season will occur after [**], and IDB and HSI desire to amend the Agreement as set forth below in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained hereto, the parties, intending to be legally bound, agree to amend the Agreement to accommodate certain revisions for the 2006/2007 Flu Season as follows:

This Amendment applies to the 2006/2007 Flu Season only.

1.	Section 1.20 is hereby amended to add the following new first sentence to the beginning thereof:

“1.20“Territory” for the 2006/2007 Flu season shall mean the United States of America, including all fifty states, the District of Columbia (excluding Puerto Rico and any U.S. possessions and territories).”

2.	Section 2.3 is hereby amended and restated in its entirety to read as follows:

“2.3 As Product distributor, HSI shall determine the prices and other terms and conditions under which it offers Product for sale and sells Product to customers within the Territory. On or prior to the Commencement Date, HSI shall provide IDB with a resale certificate in such form, and containing such information, as required by IDB. On a monthly basis during the Term, beginning after the Commencement Date, HSI shall provide a detailed written report to IDB, in a mutually agreeable format, describing forecast and actual Product sales for a given Flu season, broken down by customer segment and type of Product [**] and other reasonably relevant information requested by IDB. Such report shall also include information IDB may request to allow IDB or any of its Affiliates to comply with any government reporting obligations IDB or such Affiliates may have pertaining to sales of Product. IDB shall have the right to have all or a portion of the information contained in the monthly report provided to an independent third party reviewer selected by IDB (the “Auditor”) in lieu of the information being provided directly to IDB. In addition, for purposes of monitoring compliance with Section 6.1, HSI shall also provide, either as part of the monthly report or, at the election of IDB, in a separate report provided at the same time as the monthly report to the Auditor, information and data, as reasonably requested by IDB and/or its Auditor, [**], HSI shall deliver the monthly reports to IDB or the Auditor (if directed

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by IDB) prior to the monthly meetings conducted pursuant to Section 6.3, and, if IDB elects to have the [**] data provided to the Auditor rather than to IDB, HSI shall deliver such separate report to the Auditor at the same time it delivers the monthly report to IDB. IDB will require the Auditor to maintain the confidentiality of any information provided to it in accordance with obligations of IDB under Section 9 of the Agreement. IDB will bear the expenses of any outside auditor it elects to use under this provision. Notwithstanding the foregoing, HSI shall not be required to identify names or address of customers of Product or [**] and shall not be required to provide information which HSI is prohibited by contract or law from providing to third parties. HSI shall report its sales of Product and competing products where applicable, to IMS Health (DDD) or another third-party data vendor.”

3.	Section 2.5 is hereby amended to add the following new second, third and fourth sentences:

“2.5 For the 2006/2007 Flu Season, IDB shall have the right to make available through a Federal Supply Schedule contract of IDB or one or more of its Affiliates (the “FSS Contract”) up to one percent (1%) of the total doses of Product it makes available for sale or distribution for the 2006/2007 Flu Season. IDB shall inform HSI in writing of the amount it intends to make available through the FSS Contract for the 2006/2007 Flu Season no later than [**]. In the event IDB supplies Product to any United States government agency or body or supplies Product through the FSS Contract pursuant to this Section, the Minimum Quantity of HSI’s pro rata share of doses shall be reduced by such amount for the 2006/2007 Flu Season.”

4.	The following language is inserted before the existing second sentence of Section 3.1:

“For the 2006/2007 Flu Season, HSI hereby commits to purchase the Minimum Quantity of Product provided by IDB to HSI for the 2006/2007 Flu Season for the Purchase Price described in Schedule 1 (plus the Federal Excise Taxes described in Section 4.1) for all of Product delivered to HSI’s warehouses CBER released and available for sale to customers by [**] for the 2006/2007 Flu Season. For any Product delivered to HSI’s warehouses, CBER released and available for sale to customers after [**] and on or before [**] (hereinafter “November Product”):

(a) [**] percent ([**]%) of the November Product shall be shipped on a non-returnable basis except as set forth in Sections 3.7 and 5.3 and except if there is a Product recall. The remaining [**] percent ([**]%) of the November Product will be returnable. In the event that IDB fails to deliver to HSI’s warehouses (CBER released and available for sale) [**] percent ([**]%) of the total doses delivered in [**], any such the shortfall shall also be returnable. Solely for purposes of the calculation of whether any additional doses are returnable in accordance with the previous sentence, if doses scheduled for delivery in November under Schedule 1 are delivered ahead of schedule in October, such doses shall be counted as having been delivered in November and prior to [**]. IDB shall use commercially reasonable efforts to distribute the November Product in approximately equal weekly allotments during the month of November (or IDB shall, if practicable, accelerate weekly allotments to supply November Product as early as practicable during such month). For any Product to be delivered and released after [**], HSI hereby declines to exercise its rights to receive such doses under Section 3.7 and IDB may sell any such doses on its own. In the event that doses are available for delivery and release in December and IDB is able to find a purchaser for such doses and requires distribution services, HSI hereby agrees to provide distribution services in connection with the sales of such doses and to charge the end use customer no more than the price negotiated by IDB with the end user customer (HSI may charge less if it elects to do so), and HSI shall pay IDB for such doses the Purchase Price set for in Section 2(A)(v) of Schedule 1 of the Agreement. Such doses shall not be part of the Minimum Quantity and shall not count towards the calculation of Average Selling Price or in other

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calculations, however, the normal terms for the purchase and sale of Product contained in this Agreement (e.g., terms of sale, payment terms, etc.) shall apply;

(b) as an alternative to HSI purchasing the November Product under the terms and conditions of subsection (a) of this provision, HSI may, by providing written notice to IDB by [**], elect to take delivery of and purchase only a portion of the product available for delivery and release in November and such product shall be sold on a non-returnable basis, except as set forth in Sections 3.7 and 5.3, and except if there is a Product recall. Any written notice from HSI must specify the amount of Product it elects to purchase for delivery and release in November and a requested delivery schedule that is consistent with the estimated delivery schedule described in subsection (a) above, and IDB shall use commercially reasonable efforts to distribute product in accordance with such proposed delivery schedule. For any Product available for delivery and release in November that HSI elects not to take under this provision and for Product to be delivered and released after [**], HSI hereby declines to exercise its rights to receive such doses under Section 3.7 and IDB may sell any such doses on its own. In the event that such doses are available for delivery and release in November or December and IDB is able to find a purchaser for such doses and requires distribution services, HSI hereby agrees to provide distribution services in connection with the sales of such doses and to charge the end use customer no more than the price negotiated by IDB with the end user customer (HSI may charge less if it elects to do so), and HSI shall pay IDB for such doses the Purchase Price set forth in Section 2(A)(v) of Schedule 1 of the Agreement. Such doses shall not be part of the Minimum Quantity and shall not count towards the calculation of [**] or in other calculations, however, the normal terms for the purchase and sale of Product contained in this Agreement (e.g., terms of sale, payment terms, etc.) shall apply.”

5.	Section 3.6 is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, prior to the initial Marketing Authorization and during the 2006/2007 Flu Season, IDB or an Affiliate will be the importer of record of Product into the Territory. During the 2006/2007 Flu Season, Product will be shipped to a GSK warehouse in [**] or [**] prior to reshipment to HSI.”

6.	The following new sentence is inserted before the existing third sentence of Section 3.7:

“However, IDB shall use its commercially reasonable efforts to obtain the necessary Regulatory Authority releases to the extent reasonably possible by the delivery dates set forth in Section 1 of Schedule 1 for the 2006/2007 Flu Season; provided, that, if and to the extend that the Product is not manufactured or available for release, or that some or all Regulatory Authority releases are not obtained, on or before either the delivery schedule in Section 1 of Schedule 1 for the 2006/2007 Flu Season, irrespective of the reason therefore, (i) IDB shall not be deemed to have breached any obligations under this Agreement or be liable to HSI hereunder provided that IDB has used it commercially reasonable efforts to obtain necessary Regulatory Authority releases as soon as reasonably possible for the 2006/2007 Flu Season, and (ii) notwithstanding the provisions of Section 10 below, if one hundred percent (100%) of the Minimum Quantity of Product is not released by [**] of the 2006/2007 Flu Season, then HSI hereby declines to exercise its rights to purchase the amount of Product that was not released by such date and all such doses shall be excluded from the Minimum Quantity for the 2006/2007 Flu Season as further provided in Section 3.1.”

7.	Section 4.1 is hereby amended by adding the following sentence at the end thereof:

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“In addition to the Purchase Price, for the 2006/2007 Flu Season, HSI shall also pay IDB all applicable Federal excise taxes in effect on the date of IDB’s shipment of Product to HSI (the “Federal Excise Taxes”).”

8.	Section 5.1 is hereby amended by adding the following sentence to the beginning thereof:

“5.1 IDB agrees to deliver all Product for the 2006/2007 Flu Season ordered by HSI in accordance with Section 5.5.”

9.	Section 5.2 is hereby amended by adding the following after the first sentence thereto:

“For the 2006/2007 Flu Season, all Product is shipped on a non-returnable basis except only as set forth in Sections 3.1, 3.7 and 5.3 and except if there is a Product recall.”

10.	Section 5.4 is hereby amended by deleting the term “[**]” wherever it appears in Section 5.4 with respect to the 2006/2007 Flu Season and replacing each such term with the following terms:

“[**] of the 2006/2007 Flu Season.”

11.	Section 5.5 is hereby amended to add the following sentence to the end thereof:

“For the 2006/2007 Flu Season, HSI shall handle and store Product in a clean and orderly location and in a manner, which will assure that the quality of the Product is maintained. HSI shall comply with GSK criteria on proper storage and shipping of Product as provided in Addendum I attached to this Amendment and incorporated by reference herein.” To the extent HSI incurs additional out-of-pocket costs in the 2006/2007 Flu Season in connection with the use of the TagAlert required by Addendum 1 over and above those costs HSI would have incurred in using the system it currently uses to maintain appropriate temperature for Product it ships, IDB will reimburse HSI for such costs up to a maximum amount of $[**]. HSI shall provide reasonable documentation for any reimbursement for such additional costs and IDB shall have the right to review those costs.

12.	Section 7.2 is hereby amended and restated in its entirety as follows:

“7.2 If IDB receives the initial Marketing Authorization on or before [**], the Commencement Date shall be the date of the initial Marketing Authorization. With respect to the 2006/2007 Flu Season, If IDB receives the initial Marketing Authorization by [**], then HSI shall have the obligation to purchase the Minimum Quantity of Product for the 2006/2007 Flu Season as set forth in Schedule 1. If IDB receives the initial Marketing Authorization after [**], then HSI shall have no obligation to acquire Product for the 2006/2007 Flu Season, unless the Parties otherwise agree in writing.

13.	The last sentence of Section 7.5 of the Agreement shall be deleted and replaced with the following:

“For the 2006/2007 Flu Season, HSI recognizes and understands that IDB, as a pharmaceutical company, is subject to certain federal, state and local laws and regulations governing the promotion and marketing of prescription drugs and as such IDB needs to control tightly any such promotional or marketing activities in accordance therewith. To the extent required, IDB shall provide to HSI promotional or marketing materials for the Product. HSI shall not use any promotional or marketing materials or revise and use any IDB created promotional or marketing

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materials, unless such materials have first been submitted to and approved by IDB in advance in writing.”

14.	Schedule 1 to the Agreement is amended as follows:

a.	In Section 1 of the Schedule, the introductory clause in the first three lines under the heading

“Total Minimum Quantity per Flu Season” is amended to read as follows:

“Subject to reduction of the Minimum Quantity as provided in Sections 2.5, 3.1, 3.2, 3.7, 3.9 and 7.4 of the Agreement,”

b.	In Section 1 of the Schedule, under the heading “Delivery Date per Flu Season,” the paragraph is amended to add the following new sentence:

“For the 2006/2007 Flu Season, the foregoing percentages of Minimum Quantity and respective delivery dates shall not apply. As of the date of this Amendment, IDB estimates it will have delivered to distributors’ warehouses by [**] a total of approximately [**] doses which will be CBER released and available for sale by such date (approximately [**]% of the total doses anticipated to be available by [**]) and will deliver to distributors’ warehouses by [**] an additional approximately [**] doses, which will be CBER released and available for sale by such date (approximately [**]% of the total doses anticipated to be available by [**]). HSI’s respective portion of these doses shall be the Minimum Percentage (approximately [**] doses estimated to be Delivered to HSI’s warehouses CBER released and available for sale by [**] and another approximately [**] doses estimated (if HSI elects the terms of Section 3.1(a) above) or the reduced amount (if HSI elects the terms of Section 3.1(b) above) to be delivered to HSI’s warehouses, CBER released and available for sale by [**]. IDB will use commercially reasonable efforts to deliver and obtain releases for HSI’s doses by the dates set forth above.”

c.	Section 2(A) (iv) of the Agreement is hereby amended by adding the follow at the end thereof:

“Notwithstanding the foregoing, for the 2006/2007 Flu Season only, with respect to all doses of Product sold by HSI to Other Distributors as permitted under Paragraph 3 of this Schedule 1 below, HSI shall pay IDB [**].”

d.	Section 2(A) of the Agreement is hereby amended by adding the following paragraph at the end thereof:

“(v) With respect to Product sold to HSI in December 2006 for resale to customers for which IDB has requested distribution services as provided in Section 3.1 of the Agreement, HSI shall pay IDB [**].”

e.	In Section 3 of the Schedule, under the heading “Resale to Other Distributors”, the following new first sentence is added to the beginning thereof:

“The foregoing limits on the amount of Product HSI may resell to Other Distributors for further sale or distribution shall not apply to the 2006/2007 Flu Season.”

All remaining terms and conditions of the Agreement not expressly amended herein shall remain in full force and effect.

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In the event of a conflict between any of the terms contained in this Amendment and the terms contained in the Agreement, the terms of the Amendment shall govern.

All defined terms and conditions not expressly defined herein shall have the meaning ascribed to such terms in the Agreement.

If this Agreement is not signed and returned on or by the date on which IDB notifies HSI of IDB’s receipt of the Initial Marketing Authorization, then IDB withdraws this proposal and the proposed terms and conditions contained herein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date last written below.

ID Biomedical Corporation	Henry Schein, Inc.

By: /s/ Paul Pinsonnault	By: /s/ Michael Racioppi
Title: Secretary	Title: President Medical Group

Date: 10/03/06	Date: 10/2/06

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